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                                                                 Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Petroleum Development Corporation

We consent to the use of our audit report dated March 13, 1997 on the consolidated financial statements of Petroleum Development Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 included herein and to the reference to our firm under the heading "Experts" in the prospectus.



     /s/ KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
September 25, 1997